UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K/A
Amendment No. 1
____________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2019
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COVETRUS, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-38794	83-1448706
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
7 Custom House Street
Portland, ME 04101
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (888) 280-2221

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CVET	The Nasdaq Stock Market (Nasdaq Global Select Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act.  ☐

Explanatory Note
Covetrus, Inc. (the “Company”) is filing this Current Report on Form 8-K/A (Amendment No. 1) in order to amend its previously filed Current Report on Form 8-K, as filed with the Securities and Exchange Commission on October 22, 2019 (the “Original Form 8-K”), as the Company had not, as of the filing of the Original Form 8-K, entered into an employment agreement with Benjamin Wolin following his appointment as the Company’s acting Chief Executive Officer.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 21, 2019 (the “Effective Date”), the Board appointed Benjamin Wolin as the Company’s acting Chief Executive Officer. On October 29, 2019, the Company entered into an employment agreement with Mr. Wolin. Mr. Wolin’s employment agreement shall continue until terminated by either the Company or Mr. Wolin, in accordance with the terms thereof.
Mr. Wolin’s employment agreement entitles him to an annual base salary of $835,000 and an annual target bonus opportunity of up to 100% of his annual base salary, subject to the achievement of performance goals to be established by the Company in consultation with Mr. Wolin.
Mr. Wolin is also eligible to participate in the Company’s long-term incentive equity plan and shall receive such grants as may be provided from time to time by the Company to its officers, except that Mr. Wolin will not be entitled to receive an annual long-term incentive award for 2020. Any equity awards made by the Company to Mr. Wolin shall be subject to the terms and conditions set forth in the Company’s equity compensation plan and form of grant agreement, as may be amended from time.
On the Effective Date, Mr. Wolin was granted a one-time grant of 345,849 restricted stock units (the “Equity Award”). The number of restricted stock units granted pursuant to the Equity Award was calculated by dividing $3,500,000 by the market price of the Company’s stock at the close of the markets on the date of grant. The Equity Award shall vest quarterly in 16 equal installments of 6.25% at the end of each subsequent three (3) months period following the date of grant.
If Mr. Wolin is terminated by the Company without Cause, or resigns at the written request of the Company, including without limitation as a result of the Company’s deciding to hire a successor chief executive officer, subject to Mr. Wolin’s timely execution and non-revocation of a release of claims in the Company’s favor, then the vesting of a portion of the Equity Award in an amount equal to the greater of (1) 12.5% of the restricted stock units granted pursuant to the Equity Award or (2) the number of restricted stock units required such that an aggregate 30% of the Equity Award will be accelerated and vested as of the date of the expiration of the revocation period for such release.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1+	Employment Agreement, entered into on October 29, 2019 and effective as of October 21, 2019, by and between Covetrus, Inc. and Benjamin Wolin.

+ Indicates management compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVETRUS, INC.

Date: November 4, 2019	By:	Christine T. Komola
Christine T. Komola
EVP and Chief Financial Officer